Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	February 19, 2013
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2012

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2012.

Funds from operations (“FFO”) allocable to common and dilutive shares before non-cash and other adjustments were $38.3 million, or $1.20 per common and dilutive share for the three months ended December 31, 2012, a 6.2% per share increase from the three months ended December 31, 2011 of $35.6 million, or $1.13 per common and dilutive share before non-cash and other adjustments. FFO allocable to common and dilutive shares before non-cash and other adjustments was $150.4 million, or $4.74 per common and dilutive share for the year ended December 31, 2012, a 6.3% per share increase from the year ended December 31, 2011 of $142.6 million, or $4.46 per common and dilutive share before non-cash and other adjustments. The increase in FFO per common and dilutive share before non-cash and other adjustments for the three months and year ended December 31, 2012 over the same periods in 2011 was primarily due to the increase in net operating income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, partially offset by increases in interest expense, preferred equity distributions and general and administrative expenses.

FFO allocable to common and dilutive shares was $39.9 million, or $1.25 per common and dilutive share for the three months ended December 31, 2012, a 20.2% per share increase from the three months ended December 31, 2011 of $32.8 million, or $1.04 per common and dilutive share. FFO allocable to common and dilutive shares was $134.5 million, or $4.24 per common and dilutive share for the year ended December 31, 2012, a 9.6% per share decrease from the year ended December 31, 2011 of $149.8 million, or $4.69 per common and dilutive share.

In order to provide a meaningful period-to-period comparison, the following table summarizes the impact of non-cash and other adjustments which include non-cash distributions related to the redemption of preferred equity, the gain on the below par repurchase of preferred equity, lease buyout payments and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three months and years ended December 31, 2012 and 2011:

	For The Three Months Ended December 31,			For The Years Ended December 31,
	2012	2011	Change	2012	2011	Change
FFO per common and dilutive share, before non-cash and other adjustments	$1.20	$1.13	6.2%	$4.74	$4.46	6.3%
Non-cash distributions related to the redemption of preferred equity	—	—		(0.55)	—
Gain on the repurchase of preferred equity	—	—		—	0.23
Lease buyout payments (1)	0.06	—		0.06	0.09
Acquisition transaction costs	(0.01)	(0.09)		(0.01)	(0.09)

FFO per common and dilutive share, as reported	$1.25	$1.04	20.2%	$4.24	$4.69	(9.6%)

(1)

Represents a lease buyout payment recorded in the fourth quarter of 2012 associated with a 39,000 square foot lease in Virginia which terminated as of December 25, 2012 and a lease buyout payment recorded in the third quarter of 2011 associated with a 53,000 square foot lease in Maryland which terminated as of August 31, 2011.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Company defines Same Park to include all operating properties owned or acquired prior to January 1, 2010. Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three months and years ended December 31, 2012 and 2011, the Same Park facilities constitute 19.2 million rentable square feet, representing 67.7% of the 28.3 million square feet in the Company’s portfolio as of December 31, 2012.

The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2012 and 2011 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended December 31,			For The Years Ended December 31,
	2012	2011	Change	2012	2011	Change
Rental income:
Same Park (19.2 million rentable square feet)	$63,489	$62,816	1.1%	$253,303	$253,194	—
Non-Same Park (9.2 million rentable square feet)	23,952	11,747	103.9%	91,462	41,377	121.0%

Total rental income	87,441	74,563	17.3%	344,765	294,571	17.0%

Cost of operations:
Same Park	20,779	20,696	0.4%	82,920	83,997	(1.3%)
Non-Same Park	8,203	4,632	77.1%	31,188	15,920	95.9%

Total cost of operations	28,982	25,328	14.4%	114,108	99,917	14.2%

Net operating income (1):
Same Park	42,710	42,120	1.4%	170,383	169,197	0.7%
Non-Same Park	15,749	7,115	121.3%	60,274	25,457	136.8%

Total net operating income	58,459	49,235	18.7%	230,657	194,654	18.5%

Other:
Lease buyout payments (2)	1,783	—	100.0%	1,783	2,886	(38.2%)
Facility management fees	160	167	(4.2%)	649	684	(5.1%)
Other income and expense	(4,804)	(1,787)	168.8%	(20,377)	(5,234)	289.3%
Depreciation and amortization	(28,072)	(21,291)	31.8%	(109,398)	(84,391)	29.6%
General and administrative	(1,802)	(1,557)	15.7%	(8,569)	(5,969)	43.6%
Acquisition transaction costs	(192)	(2,796)	(93.1%)	(350)	(3,067)	(88.6%)

Income from continuing operations	$25,532	$21,971	16.2%	$94,395	$99,563	(5.2%)

Same Park gross margin (3)	67.3%	67.1%	0.3%	67.3%	66.8%	0.7%
Same Park weighted average occupancy	92.3%	91.8%	0.5%	92.1%	91.2%	1.0%
Non-Same Park weighted average occupancy	81.7%	76.6%	6.7%	81.9%	75.3%	8.8%
Same Park annualized realized rent per square foot (4)	$14.34	$14.27	0.5%	$14.34	$14.47	(0.9%)

(1)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)

Represents a lease buyout payment recorded in the fourth quarter of 2012 associated with a 39,000 square foot lease in Virginia which terminated as of December 25, 2012 and a lease buyout payment recorded in the third quarter of 2011 associated with a 53,000 square foot lease in Maryland which terminated as of August 31, 2011.

(3)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.
(4)	Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Excluding the lease buyout payment noted above, rental income increased $12.9 million, or 17.3%, from $74.6 million for the three months ended December 31, 2011 to $87.4 million for the three months ended December 31, 2012 primarily as a result of a $12.2 million increase in rental income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, combined with a $673,000 increase from the Same Park portfolio driven by an increase in occupancy rates. Including the lease buyout payment noted above, rental income increased $14.7 million from $74.6 million for the three months ended December 31, 2011 to $89.2 million for the three months ended December 31, 2012. Net income allocable to common shareholders increased $959,000, or 10.9%, from $8.8 million, or $0.36 per diluted share, for the three months ended December 31, 2011 to $9.8 million, or $0.40 per diluted share, for the three months ended December 31, 2012. The increase in net income allocable to common shareholders for the three months was primarily due to an increase in net operating income, partially offset by increases in depreciation and amortization, preferred equity distributions and interest expense.

Excluding the lease buyout payments noted above, rental income increased $50.2 million, or 17.0%, from $294.6 million for the year ended December 31, 2011 to $344.8 million for the year ended December 31, 2012 as a result of a $50.1 million increase in rental income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, combined with an increase in rental income from the Same Park portfolio of $109,000 due to an increase in occupancy rates, partially offset by a decrease in rental rates. Including the lease buyout payments, rental income increased $49.1 million from $297.5 million for the year ended December 31, 2011 to $346.5 million for the year ended December 31, 2012. Net income allocable to common shareholders decreased $32.4 million, or 62.0%, from $52.2 million, or $2.12 per diluted share, for the year ended December 31, 2011 to $19.8 million, or $0.81 per diluted share, for the year ended December 31, 2012. The decrease in net income allocable to common shareholders for the year was primarily due to the net impact of non-cash distributions and gain related to preferred equity transactions and increases in depreciation and amortization, interest expense and preferred equity distributions, partially offset by an increase in net operating income.

Preferred Equity Transaction

On October 9, 2012, the Company completed the redemption of its 6.70% Cumulative Preferred Stock, Series P, at its par value of $132.3 million.

Property Acquisition

On December 19, 2012, the Company acquired three multi-tenant flex buildings in Austin, Texas, aggregating 226,000 square feet for $14.9 million. The park was 86.1% occupied at the time of acquisition.

Property Disposition

On October 11, 2012, the Company completed the sale of Quail Valley Business Park, a 66,000 square foot flex park in Houston, Texas, for $2.3 million, resulting in a net gain of $935,000.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2012:

Ratio of FFO to fixed charges (1)	12.0x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $64.98 at December 31, 2012)	39.7%
Available balance under the $250.0 million unsecured credit facility at December 31, 2012	$250.0 million

(1)	Fixed charges include interest expense of $4.9 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on February 19, 2013. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 28, 2013 to shareholders of record on March 13, 2013.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2012, the Company wholly owned 28.3 million rentable square feet with approximately 4,600 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.5 million sq. ft.), Maryland (2.3 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, February 20, 2013, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 95910222. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through February 28, 2013 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,883	$4,980
Real estate facilities, at cost:
Land	793,352	772,573
Buildings and equipment	2,235,448	2,155,772

	3,028,800	2,928,345
Accumulated depreciation	(942,639)	(845,700)

	2,086,161	2,082,645
Properties held for disposition, net	—	1,218
Land held for development	6,829	6,829

	2,092,990	2,090,692
Rent receivable	4,754	3,198
Deferred rent receivable	25,329	23,388
Other assets	15,861	16,361

Total assets	$2,151,817	$2,138,619

LIABILITIES AND EQUITY
Accrued and other liabilities	$69,454	$60,940
Credit facility	—	185,000
Term loan	200,000	250,000
Mortgage notes payable	268,102	282,084

Total liabilities	537,556	778,024
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 35,400 and 23,942 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	885,000	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,298,475 and 24,128,184 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	242	240
Paid-in capital	537,091	534,322
Cumulative net income	967,783	878,704
Cumulative distributions	(944,427)	(832,607)

Total PS Business Parks, Inc.’s shareholders’ equity	1,445,689	1,179,205
Noncontrolling interests:
Preferred units	—	5,583
Common units	168,572	175,807

Total noncontrolling interests	168,572	181,390

Total equity	1,614,261	1,360,595

Total liabilities and equity	$2,151,817	$2,138,619

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$89,224	$74,563	$346,548	$297,457
Facility management fees	160	167	649	684

Total operating revenues	89,384	74,730	347,197	298,141

Expenses:
Cost of operations	28,982	25,328	114,108	99,917
Depreciation and amortization	28,072	21,291	109,398	84,391
General and administrative	1,994	4,353	8,919	9,036

Total operating expenses	59,048	50,972	232,425	193,344

Other income and (expense):
Interest and other income	81	47	241	221
Interest expense	(4,885)	(1,834)	(20,618)	(5,455)

Total other income and (expense)	(4,804)	(1,787)	(20,377)	(5,234)

Income from continuing operations	25,532	21,971	94,395	99,563

Discontinued operations:
Income from discontinued operations	10	63	42	360
Gain on sale of real estate facilities	935	—	935	2,717

Total discontinued operations	945	63	977	3,077

Net income	$26,477	$22,034	$95,372	$102,640

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,935	$2,664	$5,970	$15,543
Noncontrolling interests — preferred units	—	100	323	(6,991)

Total net income allocable to noncontrolling interests	2,935	2,764	6,293	8,552

Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	13,750	10,450	69,136	41,799
Restricted stock unit holders	32	19	138	127
Common shareholders	9,760	8,801	19,805	52,162

Total net income allocable to PS Business Parks, Inc.	23,542	19,270	89,079	94,088

	$26,477	$22,034	$95,372	$102,640

Net income per common share — basic:
Continuing operations	$0.37	$0.36	$0.79	$2.03
Discontinued operations	$0.03	$—	$0.03	$0.10
Net income	$0.40	$0.36	$0.82	$2.13
Net income per common share — diluted:
Continuing operations	$0.37	$0.36	$0.78	$2.02
Discontinued operations	$0.03	$—	$0.03	$0.10
Net income	$0.40	$0.36	$0.81	$2.12
Weighted average common shares outstanding:
Basic	24,288	24,128	24,234	24,516

Diluted	24,361	24,209	24,323	24,599

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2012	2011	2012	2011
Computation of Diluted Funds From Operations (“FFO”) (1):
Net income allocable to common shareholders	$9,760	$8,801	$19,805	$52,162
Adjustments:
Gain on sale of real estate facilities	(935)	—	(935)	(2,717)
Depreciation and amortization	28,072	21,342	109,494	84,682
Net income allocable to noncontrolling interests — common units	2,935	2,664	5,970	15,543
Net income allocable to restricted stock unit holders	32	19	138	127

FFO allocable to common and dilutive shares	$39,864	$32,826	$134,472	$149,797

Weighted average common shares outstanding	24,288	24,128	24,234	24,516
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	102	60	107	64
Weighted average common share equivalents outstanding	73	81	89	83

Total common and dilutive shares	31,768	31,574	31,735	31,968

FFO per common and dilutive share	$1.25	$1.04	$4.24	$4.69

Computation of Funds Available for Distribution (“FAD”) (2):
FFO allocable to common and dilutive shares	$39,864	$32,826	$134,472	$149,797
Adjustments:
Recurring capital improvements	(1,857)	(2,830)	(8,394)	(8,173)
Tenant improvements	(6,155)	(9,536)	(34,236)	(27,292)
Lease commissions	(2,258)	(3,361)	(7,244)	(8,089)
Straight-line rent	(3)	(569)	(2,686)	(1,228)
Non-cash stock compensation expense	1,373	763	5,434	1,965
In-place lease adjustment	99	200	501	843
Tenant improvement reimbursements, net of lease incentives	(754)	(154)	(1,315)	(769)
Non-cash distributions related to the redemption of preferred equity	—	—	17,316	—
Gain on repurchase of preferred equity, net of issuance costs	—	—	—	(7,389)

FAD	$30,309	$17,339	$103,848	$99,665

Distributions to common and dilutive shares	$13,935	$13,854	$55,678	$56,005

Distribution payout ratio	46.0%	79.9%	53.6%	56.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.